UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 7, 2006

FISCHER IMAGING CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Interlocken Blvd., Suite 400 Broomfield, CO		80021
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Other Events

On July 7, 2006 the Federal Trade Commission (the “Commission”) announced its decision to challenge, and the entry into a consent agreement with respect to, Hologic, Inc.’s 2005 purchase of the breast cancer screening and diagnosis business of Fischer Imaging Corporation (the “Company”). In its complaint, the Commission alleged that Hologic’s acquisition of the Company’s prone stereotactic breast biopsy systems business (“SBBSs”) harmed American consumers by eliminating Hologic’s only significant competitor for the sale of SBBSs in the United States. According to the FTC’s announcement, under the consent agreement, Hologic is required and has agreed to sell to Siemens AG the prone SBBS assets Hologic acquired from the Company.

On September 29, 2005, Hologic paid $32 million to acquire all of the Company’s intellectual property and other assets related to its mammography and breast biopsy businesses, including patents, trademarks, and customer and vendor lists for the Company’s prone SBBS product, MammoTest. The Company previously announced that it had received requests from the Commission asking for the production of certain information and material in connection with the transaction with Hologic, with which the Company complied.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: July 13, 2006	By:	/s/ STEVEN L. DURNIL
Steven L. Durnil
President and Chief Executive Officer